EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-119905) of Solomon Technologies, Inc. of our report dated March 29, 2006 relating to the financial statements, which appears in this Form 10-KSB.

/s/ UHY LLP

Hartford, Connecticut
March 29, 2006